Exhibit 99.1

Second Sight Reports Second Quarter 2015 Financial Results

Sylmar, CA, August 04, 2015 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today reported financial results for the three-month period ended June 30, 2015.

Second Quarter 2015 Highlights

•	Grew net revenue by 335% to $2.7 million in the second quarter of 2015, compared to $0.6 million in the prior year period;
•	Implanted 20 Argus® II systems in the second quarter of 2015, up from three in the second quarter of 2014;
•	Achieved positive gross margin of 41% in the quarter;
•	Appointed medical device industry veteran, Will McGuire, as incoming President and CEO and added Matthew J. Pfeffer to the board of directors;
•	Announced positive long-term results for the Argus II from a multi-center clinical trial, as published in top-tier journal Ophthalmology;
•	Successfully implanted the first patient in the clinical trial for Dry Age-Related Macular Degeneration (AMD); and
•	Demonstrated continued U.S. reimbursement success by obtaining favorable coverage with CGS Administrators, the Medicare Administrative Contractor for Ohio and Kentucky.

“This was our strongest quarter to-date, highlighted by record revenue of $2.7 million,” said Dr. Robert Greenberg, President and CEO of Second Sight. “These significant gains versus the same period last year were driven by our focus on expanding implanting centers around the world, and our efforts to expand reimbursement coverage in the US and abroad. We now have 29 active implanting centers and are in ongoing discussions with more centers around the world. We are also advancing our R&D strategy to help more of the 1.5 million people worldwide that suffer from Retinitis Pigmentosa. Our continued growth will be driven by further penetration in our existing markets, increased volume at current centers and additional implanting centers in new geographic markets,” he added.

“We remain committed to further enhance and develop the Argus II as we explore its potential use in new indications, such as Age-Related Macular Degeneration. We are hopeful that the small pilot study we initiated in June to test the safety and efficacy of the Argus II in patients with Dry AMD will offer hope to the nearly two million people worldwide that suffer from AMD. In addition, we continue to make progress on the Orion I Visual Cortical Prosthesis, a device that would allow us to expand into direct visual cortical stimulation to treat patients with nearly all forms of blindness in which the optic nerve or retina is completely damaged. This market has an estimated six million people,” concluded Dr. Greenberg.

Page 2: Second Sight Reports Second Quarter 2015 Financial Results

Second Quarter 2015 Financial Results

Total revenue was $2.7 million for the second quarter of 2015, up 335% compared with $611,000 in the second quarter of 2014. The increase was primarily due to a higher number of implanted Argus II retinal prostheses in the second quarter of 2015 versus the year-ago quarter. There were 20 Argus II retinal prostheses implanted in the second quarter of 2015, compared to three for the second quarter of 2014.

Gross profit was $1.1 million in the second quarter of 2015, compared to a gross loss of $382,000 in the second quarter of 2014. The improvement reflects the higher levels of production to meet demand, which allowed Second Sight to lower the overall cost per unit by spreading manufacturing overhead across more units.

Total operating expenses in the second quarter of 2015 were $6.0 million, compared with $5.2 million in the second quarter of 2014, reflecting the Company's increased investment in sales and marketing, as well as costs associated with being a publicly-traded company. This increase was offset by a decrease in research and development expense due the utilization of $512,000 of grant funding in second quarter of 2015.

Operating loss in the second quarter of 2015 was $4.9 million, compared to an operating loss of $5.6 million for the same period last year.

Net loss in the second quarter of 2015 was $4.9 million, or $0.14 per share, compared with a net loss of $7.5 million, or $0.32 per share, in the prior year quarter. The Company recorded non-cash charges of $640,000 during the second quarter, compared with non-cash charges of $2.2 million during the second quarter of 2014.

Non-GAAP adjusted net loss in the second quarter of 2015, excluding non-cash expenses, was $4.3 million, or a non-GAAP net loss of $0.12 per share, compared to a non-GAAP adjusted net loss of $5.3 million, or $0.23 per share in the second quarter of 2014.

Six Months Ended June 30, Financial Results

For the six months ended June 30, 2015, total revenue was $4.4 million in 2015, compared to $1.3 million in 2014. The increase reflects volume growth in the number of implanted Argus II retinal prostheses.

Gross profit in 2015 was $1.5 million, versus a gross loss of $452,000 in 2014. The improvement is primarily due to increased sales of implants.

Page 3: Second Sight Reports Second Quarter 2015 Financial Results

Total costs and operating expenses in during the first six months of 2015 were $11.4 million versus $9.6 million during the same period in 2014. This increase is primarily due to additional investments in the business, as well as costs associated with Second Sight being publicly-traded. During the first six months of 2015, the Company utilized $530,000 of grant funding to offset higher research and development spending.

Operating loss in 2015 was $9.9 million, compared to an operating loss of $10.0 million in 2014.

Net loss for the six months ended June 30, 2015 was $9.9 million, or $0.28 per share, compared with a net loss of $14.0 million, or $0.60 per share, in the prior year period. Non-GAAP adjusted net loss for the six months ended June 30, 2015, excluding non-cash expenses, was $8.7 million, or a loss of $0.24 per share compared with Non-GAAP adjusted net loss of $9.2 million and $0.40 per share in the prior year period.

As of June 30, 2015, Second Sight had $26.6 million in cash, cash equivalents and investments, compared to $34.6 million as of December 31, 2014.

2015 Objectives

•	Double the number of Centers of Excellence, over 2014, globally to drive further patient adoption.

•	Secure coverage with additional Medicare Administrative Contractors (MACs) across the U.S. and with other payers, in addition to other key markets globally.

•	Initiate and complete enrollment for Age-Related Macular Degeneration Feasibility Clinical Trial.

•	Develop and test a pre-clinical Orion™ I Visual Cortical Prosthesis.

•	Make significant advancements for the Argus II software upgrade scheduled for deployment in 2016.

•	Further expand the patent estate around new products and future development discoveries.

Conference Call

As previously announced, Second Sight management will host its second quarter conference call as follows:

Date	Tuesday, August 4, 2015

Time	4:30 PM EDT

Telephone U.S:	(800) 754-1366

International:	(212) 231-2928

Webcast (live and archive)	www.secondsight.com under the 'Investor Relations' section.

Page 4: Second Sight Reports Second Quarter 2015 Financial Results

A replay of the conference call will be available for two weeks after the call's completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21772680. The archived webcast will be available for 30 days via the aforementioned URL.

About the Argus II® Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Enrollment is underway in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Page 5: Second Sight Reports Second Quarter 2015 Financial Results

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Non-GAAP net loss and Non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and Non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of our liquidity. In addition, the Company's definition of Non-GAAP net loss and Non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and Non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation, interest expense on convertible notes and amortization of discount on convertible notes. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of our business operations and facilitates comparisons to our historical operating results. For a full reconciliation of Non-GAAP net loss to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Investor Relations:

Institutional Investors

In-Site Communications, Inc.

Lisa Wilson, President

212-452-2793

lwilson@insitecony.com

or

Page 6: Second Sight Reports Second Quarter 2015 Financial Results

Individual Investors

MZ North America

Matt Hayden, Chairman

949-259-4896

matt.hayden@mzgroup.us

or

Media Relations:

Pascale Communications, LLC

Allison Potter, Senior Account Executive

412-228-1678

allison@pascalecommunications.com

Source: Second Sight Medical Products, Inc.

Page 7: Second Sight Reports Second Quarter 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash	$407,439	$619,411
Money market funds	26,179,801	33,999,563
Accounts receivable	1,208,832	707,648
Inventories, net	6,805,011	5,721,991
Prepaid expenses and other current assets	1,144,532	927,575

Total current assets	35,745,615	41,976,188

Property and equipment, net	1,138,218	1,004,646
Deposits and other assets	57,501	88,610

Total assets	$36,941,334	$43,069,444

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$330,379	$513,106
Accrued expenses	1,916,858	1,412,383
Accrued compensation expense	1,632,773	1,361,894
Accrued clinical trial expenses	509,997	488,910
Deferred revenue	905,077	599,904
Deferred grant revenue	3,545,398	4,075,000

Total current liabilities	8,840,482	8,451,197

Comittments and contingencies

Stockholders’ equity	28,100,852	34,618,247

Total liabilities and stockholders’ equity	$36,941,334	$43,069,444

Page 8: Second Sight Reports Second Quarter 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net sales	$2,661,099	$611,477	$4,361,181	$1,268,203
Cost of sales	1,569,386	993,054	2,865,139	1,720,487
Gross profit (loss)	1,091,713	(381,577)	1,496,042	(452,284)

Operating expenses:
Research and development, net of grants	848,764	1,220,189	1,896,621	2,259,675
Clinical and regulatory	892,348	712,473	1,558,820	1,307,135
Selling and marketing	2,297,989	1,828,586	4,292,951	3,083,089
General and administrative	2,000,105	1,420,051	3,655,921	2,917,178
Total operating expenses	6,039,206	5,181,299	11,404,313	9,567,077

Loss from operations	(4,947,493)	(5,562,876)	(9,908,271)	(10,019,361)

Interest and other income, net	25,118	13,786	29,559	17,435
Interest expense on convertible notes and loan payable	-	(551,970)	-	(1,097,870)
Amortization of discount on convertible notes	-	(1,440,015)	-	(2,880,032)

Net loss	$(4,922,375)	$(7,541,075)	$(9,878,712)	$(13,979,828)

Net loss per common share – basic and diluted	$(0.14)	$(0.32)	$(0.28)	$(0.60)

Weighted average shares outstanding – basic and diluted	35,521,889	23,351,082	35,412,552	23,211,763

Page 9: Second Sight Reports Second Quarter 2015 Financial Results

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of Non-GAAP Information to Most Comparable GAAP Measures

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net loss	$(4,922,375)	$(7,541,075)	$(9,878,712)	$(13,979,828)

Add back non-cash charges:
Stock-based compensation	640,232	227,953	1,208,661	823,764
Interest expense on convertible notes	-	551,970	-	1,097,870
Amortization of discount on convertible notes	-	1,440,015	-	2,880,032
Non GAAP net loss	$(4,282,143)	$(5,321,137)	$(8,670,051)	$(9,178,162)

Net loss per share	$(0.14)	$(0.32)	$(0.28)	$(0.60)

Add back non-cash charges:
Stock-based compensation	0.02	0.01	0.04	0.03
Interest expense on convertible notes	-	0.02	-	0.05
Amortization of discount on convertible notes	-	0.06	-	0.12
Non GAAP net loss per share	$(0.12)	$(0.23)	$(0.24)	$(0.40)

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